Exhibit 99.1

RFM Announces Voting Results of the Annual Stockholders Meeting and the Election of William L. Eversole as Chairman of the Board

DALLAS--(BUSINESS WIRE)--January 20, 2011--RF Monolithics, Inc. (“RFM” or “the Company”) (NASDAQ: RFMI), a leader in machine-to-machine (M2M) wireless communications, announced that its stockholders, at its Annual Meeting of Stockholders held yesterday, elected David M. Kirk, William L. Eversole, Rick L. Herrman and Jonathan W. Ladd to serve as directors of the Company and ratified the selection of McGladrey & Pullen LLP as the Company’s independent auditors for the fiscal year ending August 31, 2011. After the stockholders meeting, the directors elected William L. Eversole, an outside director, to serve as Chairman of the Board of Directors.

Mr. Eversole is very familiar with RFM, having served as an independent director since 2006. As an independent director, serves on the Audit Committee and Compensation Committee, and serves as Chairman of the Corporate Governance and Nominations Committee. Currently, Mr. Eversole is President and Chief Executive Officer of Bandspeed, Inc., a leader in embedded radio-frequency interference detection, classification, avoidance and management solutions, headquartered in Austin, Texas. He has over 35 years of high-tech business experience including twenty-nine years at Texas Instruments. Mr. Eversole has a B.S.E.E. from the University of Tennessee and Masters and Doctorate degrees in electrical engineering from Southern Methodist University.

Mr. Eversole said, “I look forward to working with the other directors to represent the RFM shareholders and working with RFM’s management team and employees on the numerous opportunities RFM has in the upcoming year. The outside directors are committed to do their best to facilitate the Company’s success.”

About RFM

RF Monolithics, Inc., headquartered in Dallas, Texas, is a provider of solutions-driven, technology-enabled wireless connectivity for a broad range of wireless applications—from individual standard and custom components to modules for comprehensive industrial wireless sensor networks and machine-to-machine (M2M) technology. For more information on RF Monolithics, Inc., please visit the Company’s website at http://www.RFM.com.

Forward-Looking Statements

This news release contains forward-looking statements, made pursuant to the Safe Harbor Provision of the Private Securities Litigation Reform Act of 1995, that involve risks and uncertainties. Statements of the plans, objectives, expectations and intentions of RFM and/or its wholly-owned subsidiaries (collectively, the “Company” or “we”) involve risks and uncertainties. Statements containing terms such as “believe,” “expect,” “plan,” “anticipate,” “may” or similar terms are considered to contain uncertainty and are forward-looking statements. Such statements are based on information available to management as of the time of such statements and relate to, among other things, expectations of the business environment in which we operate, projections of future performance, perceived opportunities in the market and statements regarding our mission and vision, and future financial and operating results. Such statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, including risks related to economic conditions as related to our customer base, collection of receivables from customers who may be affected by economic conditions, the highly competitive market in which we operate, rapid changes in technologies that may displace products sold by us, declining prices of products, our reliance on distributors, delays in product development efforts, uncertainty in consumer acceptance of our products, changes in our level of sales or profitability, manufacturing and sourcing risks, availability of materials, cost of components for our products, product defects and returns, as well as the other risks detailed from time to time in our SEC reports, including the report on Form 10-K for the year ended August 31, 2010. We do not assume any obligation to update any information contained in this release.

CONTACT:
RF Monolithics, Inc.
Buddy Barnes, 972-448-3789
Chief Financial Officer
bbarnes@rfm.com